EXHIBIT 13(b)(ii)(B)

 12/31/96
 GENERATIONS
 STANDARDIZED AVERAGE ANNUAL TOTAL RETURNS                                                      AAT
 AND NON-STANDARDIZED TOTAL RETURNS                                                            RETURN
 FEES BASED ON AVE $40,000 ACCOUNT                               1 YEAR         5 YEAR         SINCE
 USING HYPOTHETICAL UNIT VALUES                                   AATR           AATR        INCEPTION
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                                                                                                07/03/95
 REAL ESTATE SECURITIES #93                                                                     12/31/96
                                                                   365           1826             547
 INITIAL INVESTMENT                                              1,000.00        1,000.00       1,000.00
 BEG OF PERIOD UV                                                    5.380054     N/A               5.000000
 # OF UNITS PURCHASED                                              185.871740     N/A             200.000000
 END OF PERIOD UV                                                    7.454877        7.454877       7.454877
 END OF PERIOD VALUE                                             1,385.65            0.00       1,490.98
 SURRENDER CHARGE PERCENTAGE                                         6.0%            4.0%           6.0%
 FREE 10% WITHDRAWAL                                                 0.00          100.00         100.00
 LESS SURRENDER CHARGES                                             60.00           36.00          54.00
 LESS ANNUAL FEE ($)                                                $1.04           $0.00          $2.84

 REDEEMABLE VALUE (after fees & CDSC)                            1,324.61         N/A           1,434.14

 PERCENT RETURN                                                     32.46%        N/A              27.22%
 PERCENT RETURN -  NO FEES & NOT SURRENDERED                        38.57%        N/A              30.57%
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